January 31, 2003


Donald G. Woodring
10 Bette Lane
Setauket, NY  11766


Dear Mr. Woodring:

The purpose of this letter is to set forth the terms of the loan forgiveness from Globecomm Systems, Inc. ("Globecomm") to you. As you are aware, Globecomm has provided you with an initial loan in the principal amount of $200,000, pursuant to a Negotiable Promissory Note, dated April 1, 2001 (the "Original Note"), and an additional loan in the principal amount of $100,000 which was extended by Globecomm in October 2001 but was not formally documented with a promissory note (together, the "Loans").

To date, no payments of interest or principal have been made on the Loans. Accordingly, the Loans are technically in default. However, in consideration of your long-term service to Globecomm, Globecomm would like to (1) consolidate the Loans into one agreement in the form of Promissory Note attached hereto as Exhibit A (the "New Note") and (2) subject to the terms of this letter, forgive the outstanding principal and interest due on the Loans in five annual installments beginning on January 31, 2004 (each, a "Forgiveness Installment"). Globecomm's obligations hereunder will be conditioned upon the receipt of an effective General Release Agreement attached here to as Exhibit B (the "General Release"), fully executed by you.

In the event that your employment terminates other than as a result of your termination by Globecomm without Cause or your resignation for Good Reason, the outstanding amounts under the New Note shall become immediately due and payable and you will not be entitled to any Forgiveness Installments that have not been made. In the event that your employment is terminated by Globecomm without Cause or you resign your employment with Globecomm for Good Reason, the outstanding amounts under the New Note shall be immediately forgiven provided that you execute and deliver to Globecomm a general release substantially in the form attached as Exhibit A to the Employment Agreement entered into between you and Globecomm on October 9, 2001 (the "Employment Agreement"). For the purposes of this letter agreement, the terms "Cause" and "Good Reason" shall have the meanings set forth in Section 10 of the Employment Agreement.


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Mr. Donald Woodring
January 31, 2003
Page Two


Except as otherwise specifically provided, this letter agreement and the New Note will constitute the entire written agreement concerning the Loans. Any prior written or oral promises or representations are hereby superseded. Any modification of the terms of this letter agreement shall not be effective unless in writing and signed by both you and an authorized officer of Globecomm. This letter shall be binding upon, and inure to the benefit of, you and Globecomm and their representatives, heirs, administrators, executors, successors and assigns. The terms of the Employment Agreement shall remain in full force and effect following the execution of this letter agreement and all payments made under this letter agreement shall be subject to the limitations contained in Section 11 of the Employment Agreement.

If you agree to the terms set forth in this letter agreement, please execute and return original copies of this letter, the New Note in the form of Exhibit A and the General Release in the form of Exhibit B to my attention. Once we are in receipt of these documents, the Original Note will be cancelled and returned to you.

Sincerely,

GLOBECOMM SYSTEMS INC.

/s/David E. Hershberg
-------------------------------------------
Name: David E. Hershberg
Title:  Chairman & CEO



READ, UNDERSTOOD AND AGREED:

/s/ Donald G. Woodring
-------------------------------------------
Donald G. Woodring

1/31/2003
-----------------------------------
Date

                                    EXHIBIT A

                             GLOBECOMM SYSTEMS INC.

                                 PROMISSORY NOTE


[$321,159.20]                                                 January  31 , 2003
                                                             Hauppauge, New York


         FOR VALUE RECEIVED, Donald G. Woodring (the "Maker") promises to pay to the order of Globecomm Systems Inc., a Delaware corporation (the "Corporation"), at its corporate offices at 45 Oser Avenue, Hauppauge, New York, 11788, the principal sum of [$321,159.20], together with all accrued interest thereon, upon the terms and conditions specified below.

          1. INTEREST. Interest shall accrue at the applicable federal rate of [3.43%], compounded annually, on the outstanding balance under this Note from the date hereof until this Note is paid in full. Any interest due and payable for a period of less than one full month shall be calculated by multiplying the actual number of days elapsed in such period by the daily interest rate calculated on the basis of the number of days in the applicable calendar year.

          2. PAYMENT. Subject to the acceleration provisions set forth in
Section 4 and the terms of the Letter Agreement dated January 31, 2003 between Maker and the Corporation (the "Letter Agreement"), the principal balance of this Note shall be payable in a series of five successive equal annual installments, with the first such annual installment to become due and payable on January 31, 2004 and each subsequent annual installment to become due and payable on the same calendar day in each of the next four calendar years thereafter. Accrued and unpaid interest shall also become due and payable in a series of five successive annual installments coincidental with each annual installment date for the payment of principal hereunder. All payments on this Note shall be made in lawful tender of the United States and shall be applied first to the payment of accrued and unpaid interest and then to the payment of principal. The outstanding principal of this Note, together with all unpaid and accrued interest on the portion of the principal balance so prepaid, may be prepaid in whole or in part at any time without penalty.

          3. EVENTS OF ACCELERATION. The entire outstanding principal amount of this Note, together with all accrued and unpaid interest, shall become immediately due and payable upon the occurrence of one or more of the following events:

               (a) the expiration of the ten-day period following the date the Maker ceases for any reason to remain in the employ of the Corporation, subject to the terms of the Letter Agreement; or

               (b) the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal bankruptcy act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker.

          4. EMPLOYMENT. The benefits of the interest arrangements under this Note are not transferable by Maker and are conditioned on the future performance of substantial services by the Maker. For purposes of this Note, the Maker shall be considered to remain in the employ of the Corporation for so long as the Maker renders services as a full-time employee of the Corporation or one or more of its 50% or more owned (directly or indirectly) subsidiaries.

          5. COLLECTION. The Maker agrees to pay on demand all loss, cost and expense (including, without limitation, reasonable attorneys fees and disbursements) which the Corporation incurs in connection with enforcement or attempted enforcement of this Note or the protection or preservation of the Corporation's rights under this Note, whether by judicial proceedings or otherwise.

          6. WAIVERS.

               (a) The Maker hereby waives presentment, demand for payment, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

               (b) The Maker agrees to make all payments under this Note without set-off or deduction and regardless of any counterclaim or defense.

          7. CONFLICTING AGREEMENTS. Except as otherwise specifically provided for in the Letter Agreement, in the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

          8. SUCCESSORS. This Note shall be binding on the Maker and the executors, personal representatives, heirs and legatees of Maker's estate and shall inure to the benefit of the Corporation, any future holder of this Note and their respective successors and assigns.

          9. GOVERNING LAW. This Note shall be construed in accordance with the laws of the State of New York without giving effect to that State's choice of law or conflict-of-laws rules.







                                                 /s/ Donald G. Woodring
                                                 -------------------------------
                                                  DONALD G. WOODRING, MAKER

                                    EXHIBIT B

                            GENERAL RELEASE AGREEMENT

          This General Release Agreement ("Agreement") is made and entered into the 31 day of January, 2003, by and between Globecomm Systems, Inc. (hereinafter the "Company" or "Employer") and Donald G. Woodring ("Employee") (hereinafter referred to as the "Parties"), and is made and entered into with reference to the following facts:

          WHEREAS, Employee has received certain loans from the Company as described in the letter agreement dated January 31, 2003 as to which he is in default (the "Letter Agreement");

          WHEREAS, pursuant to the Letter Agreement, the Company in willing to forgive such loan amounts;

          WHEREAS, in exchange for such forgiveness and other good and valuable consideration, Employee has agreed to provide the Company with a full and complete release effective up to the date of this Agreement.

          NOW THEREFORE, in consideration of the covenants and promises contained herein, the Parties hereto agree as follows:

          1. In exchange for Employee's agreement to be bound by the terms of this entire Agreement and to be bound by the terms of the Letter Agreement, the Company agrees to fulfill its obligations under the Letter Agreement.

          Employee acknowledges that, absent this Agreement, he has no legal, contractual or other entitlement to the consideration set forth in this paragraph and that the promises set forth in this paragraph constitute valid and sufficient consideration for Employee's release of claims and other obligations set forth herein.

          2. Employee hereby expressly waives, releases, acquits and forever discharges the Company and its divisions, subsidiaries, affiliates, parents, related entities, partners, officers, directors, shareholders, investors, executives, managers, employees, agents, attorneys, representatives, successors and assigns (hereinafter collectively referred to as "Releasees"), from any and all claims, demands, and causes of action which Employee has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on Employee's behalf from the beginning of time up to and including the date of this Agreement. As used in this paragraph, "claims," "demands," and "causes of action" include, but are not limited to, claims based on contract, whether express or implied, fraud, stock fraud, defamation, wrongful termination, estoppel, equity, tort, retaliation, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour law, statute or common law, claims for severance pay, claims related to stock options and/or fringe benefits, claims for attorneys' fees, vacation pay, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, including but not limited to, the New York Human Rights Law, the New York City Administrative Code, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, the Family and Medical Leave Act or the Employee Retirement Income Security Act.

          3. This Agreement was received by Employee on February 3, 2003. Employee may accept this Agreement by returning a signed original to the Company. This Agreement shall be withdrawn if not accepted in the above manner on or before [DATE MUST BE AT LEAST 21 DAYS FROM RECEIPT]. Employee shall have seven (7) days after signing this Agreement to revoke it by delivering written confirmation of revocation to the Company within the seven (7) day period. This release shall be effective upon the 8th day following the Company's receipt of a signed original copy of this Agreement.

          4. EMPLOYEE UNDERSTANDS AND AGREES THAT HE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT, AND REPRESENTS THAT HE HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, WITH A FULL UNDERSTANDING OF AND IN AGREEMENT WITH ALL OF ITS TERMS. EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO CONSULT WITH LEGAL COUNSEL OF HIS CHOICE PRIOR TO EXECUTION AND DELIVERY OF THIS AGREEMENT.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates provided below.



DATED:   January 31, 2003                         GLOBECOMM SYSTEMS, INC.
         ----------------



                                                  By: /s/ David E. Hershberg
                                                      --------------------------
                                                  Its: CEO and Chairman

DATED:   1/31/2003                                DONALD G. WOODRING
         ----------------

                                                  /s/ Donald G. Woodring

                                                  /s/ Donald G. Woodring
                                                  ------------------------------